Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2017 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

(1)                                 The election of the following nine (9) directors to the Board of Directors of the Company, each to serve until the 2018 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	11,849,543	656,084	1,597,482
John R. Jeffrey, Jr.	12,475,783	29,844	1,597,482
Cynthia A. Flanders	10,818,188	1,687,439	1,597,482
Peter W. Getsinger	7,314,322	5,191,305	1,597,482
William F. Griffin, Jr.	11,447,503	1,058,124	1,597,482
William F. Leimkuhler	6,828,380	5,677,247	1,597,482
W.G. Champion Mitchell	12,124,868	380,759	1,597,482
James W. Quinn	6,665,061	5,840,566	1,597,482
Brian R. Sherras	11,346,208	1,159,419	1,597,482

(2)                                 The nonbinding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).

The results of the voting were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,668,106	6,817,254	20,267	1,597,482

(3)                                 The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending January 31, 2018.

The results of the voting were as follows:

FOR	AGAINST	ABSTAIN
13,657,240	391,336	54,533